Exhibit 99.1

Finish Line Announces Cash Dividend

Indianapolis, Indiana – January 20, 2005 – The Finish Line, Inc. (Nasdaq: FINL) announced today that its Board of Directors has declared a quarterly cash dividend of $0.025 per share of Class A and Class B common stock. The quarterly cash dividend will be payable on March 15, 2005, to stockholders of record on March 1, 2005.

The Finish Line, Inc. is one of the nation’s leading athletic specialty retailers offering the best selection of athletic footwear, apparel and accessories for men, women and kids. Finish Line is publicly traded on the NASDAQ National Market under the symbol FINL and currently operates 598 stores in 46 states and online. To learn more about Finish Line, go to www.finishline.com.

Investor Relations:

CONTACT:	Kevin S. Wampler, 317-899-1022, ext. 6914
Executive Vice President - CFO
The Finish Line, Inc., Indianapolis

Media Requests:

CONTACT:	Elise Hasbrook, 317-899-1022, ext. 6827
Corporate Communications Manager
The Finish Line, Inc., Indianapolis